Exhibit 24.01

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, DAVID B. EDELSON and MARK S. SCHWARTZ, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 13th day of February 2018.

/s/ James S. Tisch	/s/ David B. Edelson
James S. Tisch	David B. Edelson
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer

/s/ Mark S. Schwartz	/s/ Lawrence S. Bacow
Mark S. Schwartz	Lawrence S. Bacow
Vice President and Chief Accounting Officer	Director

/s/ Ann E. Berman	/s/ Joseph L. Bower
Ann E. Berman	Joseph L. Bower
Director	Director

/s/ Charles D. Davidson	/s/ Charles M. Diker
Charles D. Davidson	Charles M. Diker
Director	Director

/s/ Jacob A. Frenkel	/s/ Paul J. Fribourg
Jacob A. Frenkel	Paul J. Fribourg
Director	Director

/s/ Walter L. Harris	/s/ Philip A. Laskawy
Walter L. Harris	Philip A. Laskawy
Director	Director

/s/ Ken Miller	/s/ Andrew H. Tisch
Ken Miller	Andrew H. Tisch
Director	Director

/s/ Jonathan M. Tisch	/s/ Anthony Welters
Jonathan M. Tisch	Anthony Welters
Director	Director